Exhibit 5

          Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
               as to the legality of the securities

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                            Law Offices
               ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                            12th Floor
                       734 15th Street, N.W.
                      Washington, D.C.  20005
                               -----

                   Telephone:  (202) 347-0300
TIMOTHY B. MATZ    Facsimile:  (202) 347-2172            JEFFREY D. HAAS
STEPHEN M. EGE          WWW.EMTH.COM                     KEVIN M. HOULIHAN
W. MICHAEL HERRICK                                       KENNETH B. TABACH
GERARD L. HAWKINS                                        PATRICIA J. WOHL
NORMAN B. ANTIN                                          JEFFREY R. HOULE
JOHN P. SOUKENIK*                                        DAVID N. PARDYS
GERALD F. HEUPEL, JR.                                    FIORELLO J. VICENCIO
JEFFREY A. KOEPPEL                                       ____________
DANIEL P. WEITZEL
PHILIP ROSS BEVAN                                        OF COUNSEL
HUGH T. WILKINSON
                                                         ALLIN P. BAXTER
                         July 15, 1997                   JACK I. ELIAS
                                                         SHERYL JONES ALU
*NOT ADMITTED IN D.C.

Board of Directors
Fidelity Financial of Ohio, Inc.
4555 Montgomery Road
Cincinnati, Ohio  45212

    Re: Registration Statement on Form S-8
        227,810 Shares of Common Stock

Gentlemen:

    We  are  special counsel to Fidelity Financial of   Ohio,  Inc.,   an Ohio
corporation   (the "Corporation"), in connection with the preparation and
filing   with  the Securities  and  Exchange Commission pursuant to the
Securities Act of 1933, as amended, of a Registration Statement on Form S-8
 (the "Registration Statement"), relating to the registration of up to 227,810 shares of common stock, par value $.10 per share ("Common Stock"), to be issued upon the exercise of stock options and/or appreciation rights (referred to as "Option Rights") granted pursuant to the Corporation's
1997 Stock Option Plan ("Stock Option Plan").  The Registration    Statement
also   registers an indeterminate number  of  additional  shares which may be necessary under the Stock Option Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding and issued Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

    For   this   purpose,  we  have  reviewed  the Registration Statement and
related Prospectus, the Articles  of  Incorporation   and  Bylaws  of  the
Corporation, the Stock Option Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals,
or   copies certified   or   otherwise   identified   to   our satisfaction,
of  the  corporate  records  of the Corporation  and  such other instruments,
certificates   and   representations   of   public officials,  officers and
representatives  of  the Corporation as  we have deemed relevant

Board of Directors
July 15, 1997
Page 2

as a basis for  this  opinion.   In  addition, we have assumed,  without
independent verification, the genuineness of all signatures and the authen-ticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Stock Option Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Stock Option Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Stock Option Plan, when issued
and sold pursuant to  the Stock   Option   Plan  and  upon  receipt  of  the
consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

    We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Stock Option Plan and to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                             By:  /S/ JEFFREY D. HAAS
                                  ---------------------------------
                                  Jeffrey D. Haas, a Partner